Exhibit 99.1

Contact:	Anne Bugge	(425) 951-1337

SONOSITE FILES PATENT INFRINGEMENT LAWSUIT AGAINST GE

BOTHELL, WA -- July 5, 2007 -- SonoSite, Inc. (Nasdaq: SONO), the world leader in hand-carried ultrasound, announced it is filing today a patent infringement lawsuit against General Electric Company (GE) and certain of its affiliates in the U.S. District Court for the Western District of Wisconsin.  The complaint is filed as a counterclaim to the complaint GE and its affiliates filed against SonoSite on May 15, 2007 in the same court.  In parallel, SonoSite is filing its answer to the complaint denying all of GE's claims and alleging that the asserted patents are either invalid, not infringed, or both.

In its counterclaim complaint, SonoSite asserts that GE and its affiliated companies infringe SonoSite's U.S. Patent Nos. 6,569,101, "Medical Diagnostic Instrument with ECG Module, Authorization Mechanism and Methods of Use," and 5,817,024, "Handheld Ultrasonic Diagnostic Instrument with Digital Beamformer," through their sales of ultrasound products, including GE's compact ultrasound systems.  SonoSite's patents cover various core ultrasound‑related technologies.  The complaint seeks unspecified monetary damages and a court injunction against future infringement by GE and its affiliates.

"After conducting a review, we believe that GE's claims of patent infringement are without merit," said Kevin M. Goodwin, SonoSite President and CEO. "Further, we believe that GE 's ultrasound systems, including its recently introduced compact products, are infringing SonoSite patents on key, fundamental ultrasound innovations.  We intend to vigorously assert our rights."

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and worldwide leader in hand-carried ultrasound. Headquartered near Seattle, the company is represented by eight subsidiaries and a global distribution network in over 90 countries. SonoSite's small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care. The company employs over 550 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995.

Certain statements in this press release relating to the merits of GE's claims of patent infringement, our belief that GE's ultrasound systems are infringing SonoSite patents and our intention to vigorously assert our rights are "forward-looking statements" for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance, are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect actual results include the risk that we are unsuccessful in proving that GE's claims of patent infringement are without merit or that we are unsuccessful in proving that GE has infringed our patents, the risk that we are subject to significant liabilities resulting from the litigation, the risk that we decide to enter into a licensing or royalty agreement to resolve the litigation, which may have an adverse effect on our future financial performance, the risk that the ongoing litigation diverts limited management or even scientific time from the pursuit of our business strategy and the risk that the litigation is expensive and protracted whether or not it is ultimately resolved in our favor, as well as other factors contained in the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.  We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.